                                                                    EXHIBIT 23.3

                         HARVEST NATURAL RESOURCES, INC.

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

         Ryder Scott Company, LP, hereby consents to the use of its name in reference to it regarding its preparation of the Harvest Natural Resources, Inc. reserve reports, dated as of December 31, 2003 and 2002 and 2001 in the Form 10-K Annual Report of Harvest Natural Resources, Inc. to be filed with the Securities and Exchange Commission.

Ryder Scott Company, L P
Denver, Colorado
February 2004